Exhibit 21

CONSOL Energy Inc.
SUBSIDIARIES
As of February 9, 2024

(In alphabetical order)

AMVEST Gas Resources, LLC (a Virginia limited liability company)	CONSOL Pennsylvania Mine Holding LLC (a Delaware limited liability company)
AMVEST LLC (a Virginia limited liability company)	CONSOL RCPC LLC (a Delaware limited liability company)
AMVEST West Virginia Coal, L.L.C. (a West Virginia limited liability company)	Consol Thermal Holdings LLC (a Delaware limited liability company)
Braxton-Clay Land & Mineral, LLC (a West Virginia limited liability company)	Fola Coal Company, L.L.C. d/b/a Powellton Coal Company (a West Virginia limited liability company)
CFOAM LLC (a Delaware limited liability company)	Helvetia Coal Company LLC (a Pennsylvania limited liability company)
Conrhein Coal Company (a Pennsylvania general partnership)	Island Creek Coal Company LLC (a Delaware limited liability company)
CONSOL Amonate Facility LLC (a Delaware limited liability company)	Itmann Mining Company LP (a Delaware limited partnership)
CONSOL Amonate Mining Company LLC (a Delaware limited liability company)	Laurel Run Mining Company LLC (a Virginia limited liability company)
CONSOL Coal Finance Corp. (a Delaware corporation)	Leatherwood, LLC (a Pennsylvania limited liability company)
CONSOL Energy Canada Ltd. (a Canadian corporation)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
CONSOL Energy Sales Company LLC (formerly CONSOL Sales Company) (a Delaware limited liability company)	MTB LLC (a Delaware limited liability company)
CONSOL Financial Inc. (a Delaware corporation)	Nicholas-Clay Land & Mineral, LLC (a Virginia limited liability company)
CONSOL Funding LLC (a Delaware limited liability company)	PA Mining Complex GP LLC (a Delaware limited liability company)
CONSOL Innovations LLC (a Delaware limited liability company)	PA Mining Complex LP (a Delaware limited partnership)
CONSOL Marine Terminals LLC (a Delaware limited liability company)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Met Coal Holding Company LLC (a Delaware limited liability company)	TECPART LLC (a Delaware limited liability company)
CONSOL Mining Company LLC (a Delaware limited liability company)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
CONSOL Mining Holding Company LLC (a Delaware limited company)	Terry Eagle Limited Partnership (a West Virginia limited partnership)
CONSOL of Canada LLC (a Delaware limited liability company)	Transformer LP Holdings Inc. (a Delaware corporation)
CONSOL of Kentucky LLC (a Delaware limited liability company)	Vaughan Railroad Company LLC (a West Virginia limited liability company)
CONSOL Operating LLC (a Delaware limited liability company)	Windsor Coal Company LLC (a West Virginia limited liability company)
Consol Pennsylvania Coal Company LLC (formerly Consol Pennsylvania Coal Company) (a Delaware limited liability company)	Wolfpen Knob Development Company LLC (a Virginia limited liability company)